                             SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           KIT MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                           KIT MANUFACTURING COMPANY
                             530 EAST WARDLOW ROAD
                                  P.O. BOX 848
                          LONG BEACH, CALIFORNIA 90801
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 10, 1998
                            ------------------------

     The Annual Meeting of Shareholders of KIT Manufacturing Company ("KIT") will be held at the Long Beach Airport Marriott, 4700 Airport Plaza Drive, Long Beach, California 90815, on Tuesday, March 10, 1998, at 9:00 a.m., local time.

     The Annual Meeting will be held (i) to elect a Board of Directors for the ensuing fiscal year and (ii) to transact such other business as may properly come before the Annual Meeting or at any adjournment thereof. At the Annual Meeting, the Board of Directors of KIT intends to present Dan Pocapalia, Fred W. Chel, Frank S. Chan, Jr., John W. H. Hinrichs and John F. Zaccaro as nominees for election to the Board of Directors.

     Only shareholders of record on the books of KIT at the close of business on January 30, 1998, the record date with respect to this solicitation, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. If you are unable to do so, please execute the enclosed proxy and return it in the enclosed addressed envelope, since a majority of the outstanding shares must be represented at the meeting in order to transact business. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person, if you wish.

                                          By Order of the Board of Directors,

                                          KIT MANUFACTURING COMPANY

                                          /s/ MARLYCE A. FALDETTA

                                          MARLYCE A. FALDETTA
                                          Corporate Secretary

Long Beach, California
February 12, 1998

                           KIT MANUFACTURING COMPANY
                             530 EAST WARDLOW ROAD
                                  P.O. BOX 848
                          LONG BEACH, CALIFORNIA 90801

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 10, 1998
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of KIT Manufacturing Company ("KIT") for use at KIT's Annual Meeting of Shareholders to be held at the Long Beach Airport Marriott, 4700 Airport Plaza Drive, Long Beach, California 90815, on Tuesday, March 10, 1998, at 9:00 a.m., local time, or at any adjournment thereof. All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Corporate Secretary of KIT, by a subsequent proxy executed by the person executing the prior proxy and presented to the Corporate Secretary at the Annual Meeting, or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

     This Proxy Statement is being mailed to KIT's shareholders on or about February 12, 1998. The solicitation will be made by mail and expenses, which will be paid by KIT, will include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners of KIT's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some shareholders. All such further solicitation will be made by KIT's regular employees who will not receive additional compensation for the solicitation. The mailing address of KIT's principal executive offices is 530 East Wardlow Road, P.O. Box 848, Long Beach, California 90801.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the 1,110,934 shares of KIT's Common Stock outstanding at the close of business on January 30, 1998, the record date with respect to this solicitation, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by KIT to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspectors will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). No shareholder will be entitled to cumulate votes (i.e., cast for any candidate for election to the Board of Directors, a number of votes greater than the number of the shareholder's shares) unless the names of the candidate or candidates have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected and the votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder may determine. In the event of cumulative voting, the proxy holders intend to distribute the votes represented by the proxies solicited hereby in such proportions as they see fit. If the voting is not conducted by cumulative voting, each share will be entitled to one vote and the holders of a majority of the shares voting at the meeting will be able to elect all of the directors if they choose to do so. In such event, the other shareholders will be unable to elect any director. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. On all other matters, each share is entitled to one vote. Votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated on the accompanying proxy card.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of January 30, 1998, certain information as to the number of shares of KIT's Common Stock beneficially owned by each person who is known by KIT to own more than five percent of the outstanding shares of KIT's Common Stock and by all directors and officers as a group. Except as otherwise indicated, beneficial ownership includes both voting power and investment power.

                            SECURITY OWNERSHIP TABLE

                 NAME AND ADDRESS                  AMOUNT AND NATURE                PERCENT OF CLASS
               OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP            BENEFICIALLY OWNED
    ------------------------------------------  ------------------------           -------------------
    Dan Pocapalia.............................       557,734 shares(1)(2)(3)               46.1%
      c/o KIT Manufacturing Company
      530 East Wardlow Road
      Long Beach, CA 90801
    Quest Advisory Corp.......................        64,200 shares(4)                      5.8%
      1414 Avenue of the Americas
      New York, NY 10019
    Dimensional Fund Advisors, Inc............        78,700 shares(5)                      7.1%
      1299 Ocean Avenue, Suite 650
      Santa Monica, CA 90401
    Directors and Officers
      as a group (nine persons)...............       608,935 shares(2)(3)(6)               50.3%

---------------

(1) Includes 51,750 shares subject to options held by Mr. Pocapalia which are exercisable on or before April 1, 1998.

(2) Includes 1,000 shares held by certain members of Mr. Pocapalia's family as to which he may be said to share the voting and investment power. Also includes 400 shares held by Mr. Pocapalia as the trustee of trusts for the benefit of Mr. Pocapalia's children, as to which Mr. Pocapalia may be said to have sole voting and investment power.

(3) Includes 10,000 shares held of record by J.B.D. Partnership, a California general partnership (the "J.B.D. Partnership"), of which Mr. Pocapalia owns 69%.

(4) According to information provided by Quest Advisory Corp., a registered investment adviser ("Quest"), on an amended Schedule 13G, this number includes 64,200 shares beneficially owned by Quest as of December 31, 1997. Charles M. Royce may be deemed to be a controlling person of Quest, and as such may be deemed to beneficially own all shares of KIT beneficially owned by Quest. Mr. Royce does not own any shares outside of Quest and disclaims beneficial ownership of the shares held by Quest.

(5) According to information provided by Dimensional Fund Advisors, Inc., a registered investment advisor ("Dimensional"), as of December 31, 1997, Dimensional is deemed to have beneficial ownership of 78,700 shares of KIT's Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power as to 55,300 of such shares and sole dispositive power as to 78,700 of such shares.

(6) Includes 99,000 shares subject to options held by the directors and officers as a group which are exercisable on or before April 1, 1998.

                           I.  ELECTION OF DIRECTORS

     Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are duly elected and qualified. The full Board consists of five directors. Certain information as of January 30, 1998 with respect to the five nominees for election as directors is set forth below. All of the nominees are now serving as directors and were elected to their present terms of office at the 1996 Annual Meeting of Shareholders. Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by KIT's Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     The following table provides information regarding each nominee for the Board of Directors as of January 30, 1998. Except as otherwise indicated, beneficial ownership includes both voting power and investment power.

                                                                    AMOUNT AND              PERCENT
                                  PRINCIPAL BUSINESS EXPERIENCE      NATURE OF             OF CLASS
       NAME OF                       DURING THE PAST 5 YEARS        BENEFICIAL           BENEFICIALLY
     INDIVIDUAL          AGE            AND DIRECTORSHIPS            OWNERSHIP               OWNED
---------------------    ----    -------------------------------    -----------          -------------
Dan Pocapalia             81     Director of KIT since 1947;          557,734(1)(2)(3)        46.1%
                                 Chairman of the Board and Chief
                                 Executive Officer of KIT since
                                 1971; President of KIT from
                                 1956 to 1978 and since November
                                 1983.
Fred W. Chel              68     Director of KIT since 1987;            2,000                    *
                                 Business Consultant to Custom
                                 Fibreglass Manufacturing
                                 Company since 1989; President
                                 and Chief Executive Officer of
                                 Custom Fibreglass Manufacturing
                                 Company from 1985 to 1989; Vice
                                 President, Legal Counsel of
                                 Custom Fibreglass Manufacturing
                                 Company from 1977 to 1985;
                                 Member of the California State
                                 Assembly from 1974 to 1978.
Frank S. Chan, Jr.        53     Director of KIT since 1993;              150                    *
                                 Certified Public Accountant in
                                 private practice since 1991;
                                 Tax Partner of KPMG Peat
                                 Marwick LLP from 1986 to 1991;
                                 Tax Staff and Tax Manager of
                                 KPMG Peat Marwick LLP from 1975
                                 to 1991.

                                                                    AMOUNT AND              PERCENT
                                  PRINCIPAL BUSINESS EXPERIENCE      NATURE OF             OF CLASS
       NAME OF                       DURING THE PAST 5 YEARS        BENEFICIAL           BENEFICIALLY
     INDIVIDUAL          AGE            AND DIRECTORSHIPS            OWNERSHIP               OWNED
---------------------    ----    -------------------------------    -----------          -------------
John W. H. Hinrichs       59     Director of KIT since 1994;              250                    *
                                 Senior Vice President and
                                 Cashier of Farmers & Merchants
                                 Bank of Long Beach since 1964;
                                 Member of Board of Trustees of
                                 St. Mary's Medical Center;
                                 Director of Goodwill
                                 Industries.
John F. Zaccaro           63     Director of KIT since 1994;              100                    *
                                 Vice Chairman, Founder and
                                 Director Personal Medical
                                 Records, Inc. (PMRI); Executive
                                 Producer of "The International
                                 Health and Medical Film
                                 Competition" (1991-1998); Vice
                                 Chairman and Chief Operating
                                 Officer of Physicians Computer
                                 Network, Inc. from November
                                 1988 to July 1991.

---------------

 *  Represents less than 1% of the outstanding shares.

(1) Includes 51,750 shares subject to options held by Mr. Pocapalia which are exercisable on or before April 1, 1998.

(2) Includes 1,000 shares held by certain members of Mr. Pocapalia's family as to which he may be said to share the voting and investment power. Also includes 400 shares held by Mr. Pocapalia as the trustee of trusts for the benefit of Mr. Pocapalia's children, as to which Mr. Pocapalia may be said to have sole voting and investment power.

(3) Includes 10,000 shares held of record by the J.B.D. Partnership of which Mr. Pocapalia owns 69%.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During fiscal 1997, all directors attended at least 75% of the Board of Directors meetings held. The Board of Directors of KIT held four meetings during the fiscal year ended October 31, 1997.

     KIT's Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee are Frank S. Chan, Jr. (Chairman) and Fred W. Chel. None of the members of the Audit Committee serves as an executive officer of KIT. During the 1997 fiscal year, the Audit Committee held no meetings. The members of the Compensation Committee are John F. Zaccaro (Chairman), Frank S. Chan, Jr. and John W. H. Hinrichs. None of the members of the Compensation Committee serves as an executive officer of KIT. During the 1997 fiscal year, the Compensation Committee held no meetings.

     The functions of the Audit Committee include revising and making recommendations to the Board of Directors with respect to the engagement or re-engagement of an independent accounting firm to audit KIT's financial statements for the then current fiscal year, and the terms of the engagement; the policies and procedures of KIT and the management of KIT with respect to maintaining KIT's books and records and furnishing the information necessary to the independent auditors; the procedures to encourage access to the Audit Committee and facilitate the timely reporting to the Audit Committee during the year by duly authorized representatives of the recommendations and advice of the independent auditors; the implementa-tion by the management of KIT of the recommendations made by the independent auditors; the adequacy and implementation of KIT's internal audit controls and the adequacy and competency of the related personnel; and such other matters relating to KIT's financial affairs and accounts as the Audit Committee may in its own discretion deem necessary.

     The functions of the Compensation Committee include assisting the Board of Directors in evaluating and overseeing the compensation of senior management and certain key employees of KIT, including the administration and interpretation of KIT's Incentive Bonus Plan, KIT's 1994 Stock Option Plan and any other compensation programs KIT may adopt. See "Report of the Compensation Committee."

DIRECTORS' FEES

     All directors of KIT are reimbursed for their out of pocket expenses incurred in connection with attending Board meetings. In addition, each director received an annual fee of $6,000, payable in equal quarterly installments, for his services as a director. Each member of the Audit Committee and the Compensation Committee of the Board of Directors received $1,500 per Committee meeting attended.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth the executive compensation paid during the fiscal years ended October 31, 1997, 1996 and 1995 to the Chief Executive Officer and all other officers of KIT who earned more than $100,000 in combined salary and bonus in the fiscal year ended October 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                    ANNUAL            COMPENSATION(2)
                                               COMPENSATION(1)        ---------------
                                             --------------------         OPTIONS          ALL OTHER
              NAME                  YEAR      SALARY       BONUS          GRANTED         COMPENSATION
--------------------------------    -----    --------     -------     ---------------     ------------
Dan Pocapalia...................    1997     $204,000     $ -0-           $-0-               $6,000(3)
  Chairman, President               1996      200,000      93,000         -0-                 6,000(3)
  and Chief Executive Officer       1995      200,000      83,000         -0-                 6,500(3)
Gerald R. Wannamaker............    1997      103,000       -0-           -0-                 1,404(4)
  Executive Vice                    1996      100,000      93,000         -0-                 1,404(4)
  President, Operations             1995      100,000      92,727         -0-                 1,404(4)

---------------

(1) Except as noted below, no other annual compensation is required to be listed pursuant to the rules and regulations of the Securities and Exchange Commission.

(2) KIT has not issued stock appreciation rights or restricted stock awards. KIT has no "long-term incentive plan" as that term is defined in the rules and regulations of the Securities and Exchange Commission.

(3) Director's Fees. (See "Directors' Fees" section in this Proxy Statement.)

(4) Group-term life insurance premiums.

SUMMARY OF OPTIONS EXERCISED

     The following table provides information with respect to the exercise of stock options during the most recently completed fiscal year by the Chief Executive Officer and all other officers of KIT who earned more than $100,000 in combined salary and bonus in the fiscal year ended October 31, 1997.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                                     NUMBER OF
                                                                     SECURITIES                 VALUE OF
                                                                     UNDERLYING                UNEXERCISED
                                                                    UNEXERCISED               IN-THE-MONEY
                                                                     OPTIONS AT                OPTIONS AT
                                                                 FISCAL YEAR-END(1)        FISCAL YEAR-END(2)
                                                                --------------------      ---------------------
                                  SHARES ACQUIRED   VALUE(2)        EXERCISABLE/              EXERCISABLE/
                                    ON EXERCISE     REALIZED       UNEXERCISABLE              UNEXERCISABLE
                                  ---------------   ---------   --------------------      ---------------------
              NAME                      (#)            ($)              (#)                        ($)
--------------------------------
Dan Pocapalia...................     -0-             -0-            51,750/17,250(3)              $0/$0
Gerald R. Wannamaker............     -0-             -0-            26,250/ 8,750                 0/ 0

---------------

(1) Granted pursuant to KIT's 1994 Stock Option Plan. The options become exercisable subject to a four-year vesting schedule with 25% of the total grant becoming exercisable one year after the effective date of the grant (the "Award Date") and an additional 25% of the options becoming exercisable on each successive anniversary of the Award Date. No shares may be purchased by exercise of the option until the expiration of six months after the Award Date. Except as otherwise noted, all options listed below are Incentive Stock Options (as such term is defined in the 1994 Stock Option Plan).

(2) Market value of the securities underlying the options at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options.

(3) 33,944 of the 69,000 total options are Non-Qualified Stock Options (as such term is defined in the 1994 Stock Option Plan.)

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     KIT's Compensation Committee consists of Messrs. John F. Zaccaro (Chairman), Frank S. Chan, Jr. and John W. H. Hinnichs. No member of the Compensation Committee serves as either an officer or employee of KIT.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors oversees KIT's compensation program for its officers. This task includes reviewing the salary levels of officers, administering KIT's Incentive Bonus Plan and 1994 Stock Option Plan, considering management succession and performing other related matters.

     KIT has a compensation program which rewards each of its officers in line with KIT's operational goals and financial performance, including increases in shareholder value, together with each officer's individual effectiveness in bringing about those goals and performance. The goal of KIT's officer compensation program is to attract, retain and reward executives who are capable of leading KIT in achieving its business objectives. As a result, a portion of the total compensation package for each KIT officer has traditionally consisted of variable, performance-based bonuses which can be increased or decreased to reflect changes in corporate and individual performance.

     KIT's annual compensation package for officers currently consists of three components: (a) base salary, (b) annual cash incentive or bonus based on KIT's Incentive Bonus Plan, and (c) long-term incentive or non-cash awards, primarily stock options, granted under KIT's 1994 Stock Option Plan (the "1994 Plan"). For the 1997 fiscal year, no bonuses were paid to, or accrued for the benefit of, any officer of the Company and no stock options were awarded to any of these persons.

     Base salary for each of KIT's officers is reviewed by the Compensation Committee, including the base salary of Dan Pocapalia, KIT's Chairman of the Board, President and Chief Executive Officer. In reviewing Mr. Pocapalia's base salary, the Compensation Committee evaluates Mr. Pocapalia's total compensation in light of information regarding the compensation practices at various companies within KIT's industry peer group. KIT's industry peer group is comprised of Fleetwood Enterprises, Inc., Skyline Corporation, Coachmen Industries, Inc., Thor Industries, Inc., Champion Enterprises, Inc., Winnebago Industries, Inc., Rexhall Industries, Inc. and KIT. The Compensation Committee considers various indicators of qualitative and quantitative success on both a corporate and an individual level. While the Compensation Committee considers corporate performance measures such as net income, earnings per share, contribution toward cost containment, revenue generation and sales expansion, the Compensation Committee does not apply any specific quantitative formula in reviewing compensation decisions. Decisions regarding the base salaries of Mr. Pocapalia and other executive officers are based upon a subjective evaluation of the performance of each officer and a subjective evaluation of KIT's performance as a whole.

     Mr. Pocapalia's base salary for the 1997 fiscal year remained relative with his salary during the 1996 fiscal year at $200,000. A review of KIT's industry peer group (as identified above) indicates that Mr. Pocapalia's compensation remained at or below that of other chief executive officers within KIT's industry based on his duties and responsibilities. Annual base salaries for other officers of KIT are based on the recommendations of Mr. Pocapalia after reviewing each officer's effectiveness and overall performance in his or her respective areas of responsibility. These salary recommendations are then reviewed by the Compensation Committee.

     A portion of the annual compensation of each officer relates to, and is contingent upon, the performance of KIT under KIT's Incentive Bonus Plan. All officers participate in KIT's Incentive Bonus Plan. Under the Incentive Bonus Plan, bonuses may be paid to officers pursuant to individual agreements relating to targeted profitability goals in each participant's area of responsibility. These profitability goals are a function of KIT's earnings per share during the fiscal year, and, in some cases, the operating income for certain participants' areas of responsibility. Time periods for which performance is measured include fiscal years and, in some cases, fiscal quarters. Payments are typically made within 75 days after the time period for which the performance is measured. The individual agreements setting forth these profitability goals are reviewed annually by the Committee. There were no annual bonuses paid or accrued to KIT's officers for fiscal year 1997.

     KIT also provides incentive compensation awards to certain members of its management under KIT's 1994 Plan. The 1994 Plan provides KIT with the ability to reward key employees periodically with options to purchase shares of KIT's Common Stock. These long-term incentives are designed to couple the interests of key employees with those of the shareholders of KIT. Stock option grants provide an incentive that focuses the individual's attention on managing KIT from the perspective of an owner, with an equity stake in the business. The value of stock options is tied to the future performance of KIT's Common Stock and provides value to the recipient only when the price of KIT's Common Stock increases above the option grant price. Stock options reward management for long-term strategic planning through the resulting enhancement of share price. KIT believes that a compensation structure which includes the periodic granting of long-term incentives such as stock options will help to attract and retain senior managers with long-term management perspectives. No stock options were granted to officers of the Company during the 1997 fiscal year.

     The Compensation Committee has considered the anticipated tax treatment to KIT regarding the compensation and benefits paid to the Chief Executive Officer and all other officers of KIT who earned more than $100,000 in combined salary and bonus during the 1997 fiscal year in light of Section 162(m) of the Internal Revenue Code of 1986, as amended. The basic philosophy of the Compensation Committee is to strive to provide such executive officers with a compensation package which will preserve the deductibility of such payments for KIT. However, certain types of compensation payments and their deductibility depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          The Compensation Committee

                                          John F. Zaccaro (Chairman)
                                          Frank S. Chan, Jr.
                                          John W. H. Hinrichs

                               PERFORMANCE GRAPH

     The following graph shows a five year comparison of cumulative total shareholder return* for KIT, the S&P 500 Composite Index and a Peer Group** Index.

        Measurement Period
      (Fiscal Year Covered)          KIT MANUFACTURING     S&P 500 INDEX        PEER GROUP
Oct-92                                   100.00              100.00              100.00
Oct-93                                   155.56              114.94              127.56
Oct-94                                   224.44              119.39              143.96
Oct-95                                   213.33              150.96              142.85
Oct-96                                   204.44              187.33              237.97
Oct-97                                   162.22              247.48              219.55

 * Total shareholder return assumes reinvestment of dividends.

** The Peer Group includes Fleetwood Enterprises, Inc., Skyline Corporation,
   Coachmen Industries, Inc., Thor Industries, Inc., Champion Enterprises, Inc., Winnebago Industries, Inc., Rexhall Industries, Inc. and KIT. Each company within the Peer Group was selected based on its similar product lines and marketing areas.

IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

THE FOREGOING REPORT OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                               EXECUTIVE OFFICERS

     The following table provides information as of January 30, 1998, regarding the executive officers of KIT, who serve at the pleasure of the Board of Directors. Except as otherwise indicated, beneficial ownership includes both voting power and investment power.

                                                                      AMOUNT AND            PERCENT
                                  PRINCIPAL BUSINESS EXPERIENCE        NATURE OF            OF CLASS
       NAME OF                     DURING THE PAST 5 YEARS AND        BENEFICIAL          BENEFICIALLY
      INDIVIDUAL        AGE            POSITIONS WITH KIT              OWNERSHIP             OWNED
----------------------  ----   -----------------------------------    -----------         ------------
Dan Pocapalia            81    Director of KIT since 1947;              557,734(1)(2)(3)      46.1%
                               Chairman of the Board and Chief
                               Executive Officer of KIT since
                               1971; President of KIT from 1956 to
                               1978 and since November 1983.
Bruce K. Skinner         50    Vice President and Treasurer of KIT          -0-              *
                               since September 1997; Corporate
                               Controller of KIT from 1985 to June
                               1997.
Gerald R. Wannamaker     62    Executive Vice President-Operations       27,250(4)             2.3
                               of KIT since November 1992;
                               Builder/Realtor of Wannamaker
                               Enterprises from January 1992 to
                               November 1992; President of Barth,
                               Inc., from January 1991 to August
                               1991; President and Chief Executive
                               Officer of Dometic Corporation from
                               1971 to 1990; Manager of Greglund
                               Products, Ltd., from 1960 to 1971.
Matthew S. Pulizzi       54    Vice President-Customer Relations          3,750(5)           *
                               of KIT since March 1982; Vice
                               President-Insurance and Legal
                               Affairs of KIT from 1980 to March
                               1982; Director of Insurance and
                               Legal Affairs of KIT from 1977 to
                               1980; Assistant to the President of
                               KIT from 1976 to 1977.
Marlyce A. Faldetta      62    Corporate Secretary of KIT since           2,351(6)           *
                               1975.

---------------

 *  Represents less than 1% of the outstanding shares.

(1) Includes 51,750 shares subject to options held by Mr. Pocapalia which are exercisable on or before April 1, 1998.

(2) Includes 1,000 shares held by certain members of Mr. Pocapalia's family as to which he may be said to share the voting and investment power. Also includes 400 shares held by Mr. Pocapalia as the trustee of trusts for the benefit of Mr. Pocapalia's children, as to which Mr. Pocapalia may be said to have sole voting and investment power.

(3) Includes 10,000 shares held of record by J.B.D. Partnership of which Mr. Pocapalia owns 69%.

(4) Includes 26,250 shares subject to options held by Mr. Wannamaker which are exercisable on or before April 1, 1998.

(5) Includes 3,750 shares subject to options held by Mr. Pulizzi which are exercisable on or before April 1, 1998.

(6) Includes 2,250 shares subject to options held by Ms. Faldetta which are exercisable on or before April 1, 1998.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. will continue to serve KIT as independent accountants for the fiscal year ending October 31, 1998. The appointment of this firm was approved by the Audit Committee of the Board of Directors. The firm of Coopers & Lybrand L.L.P. has served as independent accountants for KIT since 1972. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 ANNUAL REPORT

     KIT's Annual Report, containing audited financial statements for the fiscal years ended October 31, 1997 and 1996 accompanies or has preceded the mailing of this Proxy Statement. UPON YOUR WRITTEN REQUEST, KIT WILL SEND YOU, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH KIT IS FILING WITH THE SECURITIES AND EXCHANGE COMMISSION. THE WRITTEN REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE CORPORATE SECRETARY OF KIT, AT THE ADDRESS OF KIT SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                           PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at KIT's 1999 Annual Meeting of Shareholders must be directed to the attention of the Corporate Secretary of KIT, at the address of KIT set forth on the first page of this Proxy Statement, before October 16, 1998, if they are to be considered for inclusion in the proxy statement and form of proxy used in connection with such meeting, in accordance with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors,

                                          KIT MANUFACTURING COMPANY

                                          /s/ MARLYCE A. FALDETTA

                                          MARLYCE A. FALDETTA
                                          Corporate Secretary
Long Beach, California
February 12, 1998

PROXY

                           KIT MANUFACTURING COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Dan Pocapalia and Marlyce A. Faldetta, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of KIT Manufacturing Company ("KIT") held of record by the undersigned as of January 30, 1998, the record date with respect to this solicitation, at KIT's Annual Meeting of Shareholders to be held at the Long Beach Airport Marriott, 4700 Airport Plaza Drive, Long Beach, California 90815, on Tuesday, March 10, 1998, at 9:00 a.m., local time, or at any adjournment thereof, upon the following matters:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)








------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                      Please mark
                                                      your votes as      / X /
                                                      indicated in
                                                      this example.


1.  ELECTION OF DIRECTORS            FOR             WITHHOLD
                                 each nominee        AUTHORITY
                                 listed below       to vote for
                               (except as noted     each nominee
                               to the contrary)     listed below

                                    /  /                /  /

Nominees:  Dan Pocapalia, Fred W. Chel,
           Frank S. Chan, Jr., John W. H. Hinrichs
           and John F. Zaccaro

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


-----------------------------------------------------------------------------

2. OTHER MATTERS In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL (1) ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.


Signature(s) of shareholders(s)
                                -------------------------------------------

Dated                           , 1998
       ------------------------

(Your signature should conform to your name as printed hereon. Co-owners should all sign.)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE